UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2011
CBIZ, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-32961	22-2769024
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6050 Oak Tree Boulevard, South, Suite 500 Cleveland, Ohio	44131
(Address of principal executive offices)	(Zip Code)
216-447-9000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
On June 8, 2011, CBIZ, Inc. (“CBIZ”) issued a press release announcing that on June 1, 2011, the holders of $39,250,000 in principal face value of 3.125% Convertible Senior Subordinated Notes due in 2026 (the “2006 Notes”) exercised their contractual rights to require CBIZ to repurchase their 2006 Notes for a cash price equal to the principal plus any accrued and unpaid interest. CBIZ anticipated this action as discussed in prior press releases and quarterly earnings release conference calls. The repurchase of the 2006 Notes was funded with available funds on CBIZ’s $275 million unsecured credit facility. The holders of $750,000 in principal face value of 2006 Notes did not require CBIZ to repurchase their notes, and accordingly, such notes remain outstanding.
A copy of the press release announcing the redemption of the 2006 Notes is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press Release of CBIZ, Inc. dated June 8, 2011, announcing the redemption of its 2006 Notes on June 1, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 8, 2011	CBIZ, INC.

	By:	/s/ Ware H. Grove
	Name:	Ware H. Grove
	Title:	Chief Financial Officer

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